Exhibit (4)(f) under Form N-14


                      AGREEMENT AND PLAN OF REORGANIZATION

            AGREEMENT AND PLAN OF REORGANIZATION, made as of this 10th day of November, 2000, by and between Vision Group of Funds (the "Trust"), a business trust created under the laws of the State of Delaware, with its principal place of business at 5800 Corporate Drive, Pittsburgh, Pennsylvania 15237-7010, and Governor Funds (the "Governor Funds"), a business trust created under the laws of the State of Delaware, with its principal place of business at 3435 Stelzer Road, Columbus, Ohio 43218.

                             PLAN OF REORGANIZATION

     The reorganization (hereinafter referred to as the "Plan of Reorganization") will consist of (i) the acquisition by the Trust on behalf of the Vision Portfolio (as hereinafter defined) of all of the property, assets and goodwill of the Aggressive Growth Fund series (the "Governor Portfolio") of the Governor Funds in exchange solely for Class A shares of beneficial interest, no par value ("Class A Shares"), of the Vision Small Cap Stock Fund series (the "Vision Portfolio") of the Trust, and the assumption by the Trust on behalf of the Vision Portfolio of all of the liabilities of the Governor Portfolio, (ii) the distribution of such shares of beneficial interest of the Vision Portfolio to the shareholders of the Governor Portfolio according to their respective interests, and (iii) the dissolution of the Governor Portfolio as soon as practicable after the closing (as referenced in Section 3, hereinafter called the "Closing"), all upon and subject to the terms and conditions of this Agreement hereinafter set forth.

                                    AGREEMENT

     In order to consummate the Plan of Reorganization and in consideration of the premises and of the covenants and agreements hereinafter set forth, and intending to be legally bound, the parties hereto covenant and agree as follows:

     1. SALE AND TRANSFER OF ASSETS AND LIABILITIES, LIQUIDATION AND DISSOLUTION OF THE GOVERNOR PORTFOLIO

            (a) Subject to the terms and conditions of this Agreement, and in reliance on the representations and warranties of the Trust herein contained, and in consideration of the delivery by the Trust of the number of its Class A Shares of beneficial interest of the Vision Portfolio hereinafter provided, the Governor Funds, on behalf of the Governor Portfolio, agrees that it will sell, convey, transfer and deliver to the Trust on behalf of the Vision Portfolio at the Closing provided for in Section 3 all of the liabilities, debts, obligations and duties of any nature, whether accrued, absolute, contingent or otherwise ("Liabilities") and the assets of the Governor Portfolio as of the close of business on the closing date (as referenced in Section 3, hereinafter called the "Closing Date"), free and clear of all liens, encumbrances, and claims whatsoever (other than shareholders' rights of redemption and such restrictions as might arise under the Securities Act of 1933, as amended (the "1933 Act"), with respect to privately placed or otherwise restricted securities that the Governor Portfolio may have acquired in the ordinary course of business), except for cash, bank deposits, or cash equivalent securities in an estimated amount necessary (1) to discharge all of the Governor Portfolio's Liabilities on its books at the close of business on the Closing Date, including, but not limited to, its income dividends and capital gains distributions, if any, payable for any period prior to, and through, the close of business on the Closing Date, and excluding those liabilities and obligations that would otherwise be discharged at a later date in the ordinary course of business, and (2) to pay such contingent liabilities as the trustees of the Governor Funds shall reasonably deem to exist against the Governor Portfolio, if any, at the close of business on the Closing Date, for which contingent and other appropriate liability reserves shall be established on the books of the Governor Portfolio (hereinafter "Net Assets"). The Governor Funds, on behalf of the Governor Portfolio, shall also retain any and all rights that it may have over and against any person that may have accrued up to and including the close of business on the Closing Date. The Governor Funds agree to use commercially reasonable best efforts to identify all Liabilities prior to the Closing Date and to discharge all known Liabilities on or prior to the Closing Date.

            (b) Subject to the terms and conditions of this Agreement, and in reliance on the representations and warranties of the Governor Funds herein contained, and in consideration of such sale, conveyance, transfer, and delivery, the Trust agrees at the Closing to assume the Liabilities and to deliver to the Governor Portfolio the number of Class A Shares of beneficial interest of the Vision Portfolio, no par value, determined by dividing the net asset value per share of beneficial interest of the Investor shares ("Investor Shares") of the Governor Portfolio as of the close of business on the Closing Date by the net asset value per share of beneficial interest of the Class A Shares of the Vision Portfolio as of the close of business on the Closing Date, which net asset value per share shall be identical to that determined to be the net asset value per share of the Investor Shares of the Governor Portfolio as of the close of business on the Closing Date, and multiplying the result by the number of outstanding shares of the Investor Shares of the Governor Portfolio as of the close of business on the Closing Date. All such values shall be determined in the manner and as of the time set forth in Section 2 hereof.

            (c) As soon as practicable following the Closing, the Governor Portfolio shall dissolve and distribute pro rata to its shareholders of record as of the close of business on the Closing Date the Class A Shares of beneficial interest of the Vision Portfolio received by the Governor Portfolio pursuant to this Section 1. Such dissolution and distribution shall be accomplished by the establishment of accounts on the share records of the Vision Portfolio of the type and in the amounts due such shareholders based on their respective holdings of Investor Shares of the Governor Portfolio as of the close of business on the Closing Date. Fractional shares of beneficial interest of the Class A Shares of the Vision Portfolio shall be carried to the third decimal place. No certificates representing Class A Shares of beneficial interest will be issued to shareholders of the Investor Shares irrespective of whether such shareholders hold their Investor Shares in certificated form.

            (d) At the Closing, each shareholder of record of the Governor Portfolio as of the record date (the "Distribution Record Date") with respect to any unpaid dividends and other distributions that were declared prior to the Closing, including any dividend or distribution declared pursuant to Section 9(f) hereof, shall have the right to receive such unpaid dividends and distributions with respect to the shares of the Governor Portfolio that such person had on such Distribution Record Date.

      2.    VALUATION

            (a) The value of the Governor Portfolio's Net Assets to be acquired by the Vision Portfolio hereunder shall be computed as of the close of business (which shall be deemed to be the close of the New York Stock Exchange, Inc. ("NYSE")) on the Closing Date using the valuation procedures set forth in the Governor Portfolio's currently effective prospectus and statement of additional information.

            (b) The net asset value of a share of beneficial interest of the Class A Shares of the Vision Portfolio shall be identical to the net asset value per share of the Investor Shares of the Governor Portfolio at the close of business on the Closing Date, determined as set forth in subsection (c) of this
Section 2.

            (c) The net asset value of a share of beneficial interest of the Investor Shares of the Governor Portfolio shall be determined to the nearest full cent as of the close of business (which shall be deemed to be the close of the NYSE) on the Closing Date, using the valuation procedures as set forth in the Governor Portfolio's currently effective prospectus and statement of additional information.

      3.    CLOSING AND CLOSING DATE

            The Closing Date shall be January 5, 2001, or such later date as the parties may mutually agree in writing. The Closing shall take place at the principal office of the Trust, 5800 Corporate Drive, Pittsburgh, Pennsylvania 15237-7010 at 9:00 a.m. Eastern Time on the first business day following the Closing Date. Notwithstanding anything herein to the contrary, in the event that on the Closing Date, (a) the NYSE shall be closed to trading or trading thereon shall be restricted or (b) trading or the reporting of trading on such exchange or elsewhere shall be disrupted so that, in the judgment of the Trust or Governor Funds, accurate appraisal of the value of the net assets of the Governor Portfolio or the Vision Portfolio is impracticable, the Closing Date shall be postponed until the first business day after the day when trading shall have been fully resumed without restriction or disruption, reporting shall have been restored and accurate appraisal of the value of the net assets of the Governor Portfolio and the Vision Portfolio is practicable in the judgment of the Trust and Governor Funds. The Governor Funds shall have provided for delivery as of the Closing of those Net Assets of the Governor Portfolio to be transferred to the Trust's Custodian, State Street Bank and Trust Company, P.O. Box 8609, Boston, Massachusetts 02266-8609. Also, the Governor Funds shall deliver at the Closing a list of names and addresses of the shareholders of record of the Investor Shares of the Governor Portfolio and the number of Investor Shares of the Governor Portfolio owned by each such shareholder, indicating thereon which such shares are represented by outstanding certificates and which by book-entry accounts, all as of the close of business on the Closing Date, certified by its transfer agent, or by its President to the best of their knowledge and belief. The Trust shall issue and deliver a certificate or certificates evidencing Class A Shares of the Vision Portfolio to be delivered at the Closing to said transfer agent registered in such manner as the Governor Funds may request, or provide evidence satisfactory to the Governor Funds that such shares of beneficial interest of the Class A Shares of the Vision Portfolio have been registered in an open account on the books of the Vision Portfolio in such manner as the Governor Funds may request.

      4.    REPRESENTATIONS AND WARRANTIES BY THE GOVERNOR FUNDS

            The Governor Funds represents and warrants to the Trust that:

            (a) The Governor Funds is a business trust created under the laws of the State of Delaware on September 3, 1998, and is validly existing and in good standing under the laws of that state. The Governor Funds, of which the Governor Portfolio is a diversified separate series, is duly registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end, management investment company. Such registration is in full force and effect as of the date hereof and will be in full force and effect as of the Closing and all of its shares sold have been sold pursuant to an effective registration statement filed under the 1933 Act, except for any shares sold pursuant to the private offering exemption for the purpose of raising initial capital.

            (b) The Governor Funds is authorized to issue an unlimited number of shares of beneficial interest of the Governor Portfolio, par value $0.0001 per share. Each outstanding Investor Share is duly and validly issued, fully paid, non-assessable and has full voting rights and, except for any shares sold pursuant to the private offering exemption for purposes of raising initial capital, is fully transferable.

            (c) The financial statements appearing in the Governor Funds' Annual Report to Shareholders for the fiscal year ended June 30, 2000, audited by KPMG LLP, copies of which have been delivered to the Trust, fairly present the financial position of the Governor Funds and the Governor Portfolio as of the date indicated, and the results of its operations for the period indicated, in conformity with generally accepted accounting principles applied on a consistent basis.

            (d) The books and records of the Governor Portfolio made available to the Trust and/or its counsel are true and correct in all material respects and contain no material omissions with respect to the business and operations of the Governor Portfolio.

            (e) The Governor Funds has the necessary power and authority to conduct its business as such business is now being conducted.

            (f) The Governor Funds is not a party to or obligated under any provision of its Agreement and Declaration of Trust, By-Laws, or any material contract or any other material commitment or obligation, and is not subject to any order or decree, which would be violated by its execution of or performance under this Agreement and Plan of Reorganization.

            (g) The Governor Funds is not under the jurisdiction of a Court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Internal Revenue Code of 1986, as amended (the "Code").

            (h) The Governor Funds does not have any unamortized or unpaid organizational fees or expenses.

            (i) The Governor Portfolio satisfies, will at the Closing satisfy, and consummation of the transactions contemplated by this Agreement will not cause it to fail to satisfy, for any period, the requirements of Subchapter M of the Code relating to qualification as a regulated investment company.

      5.    REPRESENTATIONS AND WARRANTIES BY THE TRUST

            The Trust represents and warrants to the Governor Funds that:

     (a) The Trust is a business trust created under the laws of the State of Delaware on August 11, 2000, and is validly existing and in good standing under the laws of that state. The Trust, of which the Vision Portfolio is a diversified separate series, is duly registered under the 1940 Act, as an open-end, management investment company, such registration is in full force and effect as of the date hereof or will be in full force and effect as of the Closing and all of its shares sold have been sold pursuant to an effective registration statement filed under the 1933 Act, except for any shares sold pursuant to the private offering exemption for the purpose of raising initial capital.

     (b) The Trust is authorized to issue an unlimited number of shares of beneficial interest, without par value. Each outstanding share is fully paid, non-assessable and has full voting rights and except for any shares sold pursuant to the private offering exemption for purposes of raising initial capital, is fully transferable. The Class A Shares of beneficial interest of the Vision Portfolio to be issued pursuant to this Agreement will be fully paid, non-assessable, fully transferable and have full voting rights.

     (c) At the Closing, the Class A Shares of beneficial interest of the Vision Portfolio will be eligible for offering to the public in those states of the United States and jurisdictions in which the Investor Shares of the Governor Portfolio are presently eligible for offering to the public, and there are a sufficient number of such shares registered under the 1933 Act, to permit the transfers contemplated by this Agreement to be consummated.

     (d) The Trust has the necessary power and authority to conduct its business as such business is now being conducted.

     (e) The Trust is not a party to or obligated under any provision of its Agreement and Declaration of Trust, By-laws, or any material contract or any other material commitment or obligation, and is not subject to any order or decree, which would be violated by its execution of or performance under this Agreement.

     (f) Neither the Trust nor the Vision Portfolio is under the jurisdiction of a Court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

     (g) The Trust does not have any unamortized or unpaid organizational fees or expenses.

     (h) The books and records of the Vision Portfolio made available to the Governor Funds and/or its counsel are true and correct in all material respects and contain no material omissions with respect to the business and operations of the Vision Portfolio.

      6.    REPRESENTATIONS AND WARRANTIES BY THE GOVERNOR FUNDS AND THE TRUST
            ------------------------------------------------------------------

            The Governor Funds and the Trust each represents and warrants to the other that:

            (a) The statement of assets and liabilities to be furnished by it as of the close of business on the Closing Date for the purpose of determining the number of Class A Shares of beneficial interest of the Vision Portfolio to be issued pursuant to Section 1 of this Agreement will accurately reflect its Net Assets in the case of the Governor Portfolio and its net assets in the case of the Vision Portfolio, and outstanding shares of beneficial interest, as of such date, in conformity with generally accepted accounting principles applied on a consistent basis.

            (b) At the Closing, it will have good and marketable title to all of the securities and other assets shown on the statement of assets and liabilities referred to in subsection (a) above, free and clear of all liens or encumbrances of any nature whatsoever except such restrictions as might arise under the 1933 Act with respect to privately placed or otherwise restricted securities that it may have acquired in the ordinary course of business and such imperfections of title or encumbrances as do not materially detract from the value or use of the assets subject thereto, or materially affect title thereto.

            (c) There are no legal, administrative or other proceedings or investigations against, or, to its knowledge threatened against, it which would materially affect its financial condition or its ability to consummate the transactions contemplated by this Agreement. It is not charged with or, to the best of its knowledge, threatened with any violation or investigation of any possible violation of any provisions of any federal, state or local law or regulation or administrative ruling relating to any aspect of its business.

            (d) There are no known actual or proposed deficiency assessments with respect to any taxes payable by it.

            (e) It has duly and timely filed all Tax (as defined below) returns and reports (including information returns), which are required to be filed by it, and all such returns and reports accurately state the amount of Tax owed for the periods covered by the returns, or, in the case of information returns, the amount and character of income required to be reported by it. It has paid or made provision and properly accounted for all Taxes due or properly shown to be due on such returns and reports. The amounts set up as provisions for Taxes in its books and records as of the close of business on the Closing Date will, to the extent required by generally accepted accounting principles, be sufficient for the payment of all Taxes of any kind, whether accrued, due, absolute, contingent or otherwise, which were or which may be payable by it for any periods or fiscal years prior to or including the close of business on the Closing Date, including all Taxes imposed before or after the close of business on the Closing Date which are attributable to any such period or fiscal year. No return filed by it is currently being audited by the Internal Revenue Service or by any state or local taxing authority. As used in this Agreement, "Tax" or "Taxes" means all federal, state, local and foreign (whether imposed by a country or political subdivision or authority thereunder) income, gross receipts, excise, sales, use, value added, employment, franchise, profits, property, ad valorem or other taxes, stamp taxes and duties, fees, assessments or charges, whether payable directly or by withholding, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (foreign or domestic) with respect thereto. To its knowledge, there are no levies, liens or encumbrances relating to Taxes existing, threatened or pending with respect to its assets.

            (f) It has full power and authority to enter into and perform its obligations under this Agreement, subject with respect to the performance of its obligations by the Governor Funds and the Governor Portfolio, to approval of its shareholders. The execution, delivery and performance of this Agreement have been duly and validly authorized, executed and delivered by it, and this Agreement constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms, subject as to enforcement to the effect of bankruptcy, insolvency, reorganization, arrangements among creditors, moratorium, fraudulent transfer or conveyance, and other similar laws of general applicability relating to or affecting creditor's rights and to general equity principles.

            (g) All information provided to the Governor Funds by the Trust and by the Governor Funds to the Trust for inclusion in, or transmittal with, the Combined Proxy Statement and Prospectus with respect to this Agreement and Plan of Reorganization pursuant to which approval of the Governor Portfolio's shareholders will be sought, shall not contain any untrue statement of a material fact, or omit to state a material fact required to be stated in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

            (h) No consent, approval, authorization or order of any court or governmental authority, or of any other person or entity, is required for the consummation of the transactions contemplated by this Agreement, except as may be required by the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), the 1940 Act, or state securities laws or Delaware laws (including, in the case of each of the foregoing, the rules and regulations thereunder).

      7.    COVENANT OF THE TRUST

            The Class A Shares to be issued and delivered to the Governor Portfolio pursuant to the terms hereof shall have been duly authorized as of the Closing and, when so issued and delivered, shall be registered under the 1933 Act, duly and validly issued, and fully paid and non-assessable, and no shareholder of the Vision Portfolio shall have any statutory or contractual preemptive right of subscription or purchase in respect thereof.

      8.    COVENANTS OF THE GOVERNOR FUNDS AND THE TRUST
            ---------------------------------------------

            (a) The Governor Funds and the Trust each covenant to operate their respective businesses as presently conducted between the date hereof and the Closing.

            (b) The Governor Funds undertakes that it will not acquire the Class A Shares of beneficial interest of the Vision Portfolio for the purpose of making distributions thereof other than to the Governor Portfolio's shareholders.

            (c) The Governor Funds and the Trust each agree that by the Closing, all of its federal and other Tax returns and reports required by law to be filed on or before such date shall have been filed and all federal and other Taxes shown as due on said returns shall have either been paid or adequate liability reserves shall have been provided for the payment of such Taxes.

            (d)   The Governor Funds will at the Closing provide the Trust with:

                  (1) A statement of the respective tax basis of all investments to be transferred by the Governor Portfolio to the Vision Portfolio.

                  (2) A copy of the shareholder ledger accounts for all the
            shareholders of record of the Investor Shares of the Governor Portfolio as of the close of business on the Closing Date, who are to become holders of the Class A Shares of the Vision Portfolio as a result of the transfer of assets which is the subject of this Agreement, certified by its transfer agent or its President to the best of their knowledge and belief.

            (e) The Governor Funds agrees to mail to each shareholder of record of the Investor Shares of the Governor Portfolio entitled to vote at the meeting of shareholders at which action on this Agreement is to be considered, in sufficient time to comply with requirements as to notice thereof, a Combined Proxy Statement and Prospectus which complies in all material respects with the applicable provisions of Section 14(a) of the 1934 Act and Section 20(a) of the 1940 Act, and the rules and regulations, respectively, thereunder.

            (f) The Trust will file with the United States Securities and Exchange Commission (the "Commission") a Registration Statement on Form N-14 under the 1933 Act ("Registration Statement"), relating to the Class A Shares of beneficial interest of the Vision Portfolio issuable hereunder, and will use its best efforts to provide that such Registration Statement becomes effective as promptly as practicable. At the time such Registration Statement becomes effective, it (i) will comply in all material respects with the applicable provisions of the 1933 Act, the 1934 Act and the 1940 Act, and the rules and regulations promulgated thereunder; and (ii) will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the time the Registration Statement becomes effective, at the time of the Governor Portfolio's shareholders' meeting, and at the Closing, the prospectus and statement of additional information included in the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (g) The Governor Funds and the Trust each shall supply to the other, at the closing, the statement of assets and liabilities described in Section 6(a) of this Agreement in conformity with the requirements described in such Section.

     9. CONDITIONS PRECEDENT TO BE FULFILLED BY THE GOVERNOR FUNDS AND THE TRUST

            The obligations of the Governor Funds and the Trust to effectuate this Agreement and the Plan of Reorganization hereunder shall be subject to the following respective conditions:

            (a) That (1) all the representations and warranties of the other party contained herein shall be true and correct in all material respects as of the Closing with the same effect as though made as of and at such date; (2) the other party shall have performed all obligations required by this Agreement to be performed by it at or prior to the Closing; and (3) the other party shall have delivered to such party a certificate signed by the President or Vice President and by the Secretary or equivalent officer to the foregoing effect.

            (b) That the other party shall have delivered to such party a copy of the resolutions approving this Agreement adopted by the other party's Board of Trustees, certified by the Secretary or equivalent officer.

            (c) That the Commission shall not have issued an unfavorable advisory report under Section 25(b) of the 1940 Act, nor instituted nor threatened to institute any proceeding seeking to enjoin consummation of the reorganization contemplated hereby under Section 25(c) of the 1940 Act, and no other legal, administrative or other proceeding shall be instituted or threatened which would materially affect the financial condition of either party or would prohibit the transactions contemplated hereby.

     (d) The reorganization of the Vision Group of Funds, Inc. with and into the Trust shall have been completed no later than the Closing.

            (e) That this Agreement and the Plan of Reorganization and the transactions contemplated hereby shall have been approved by holders of at least a majority of the Investor Shares of the Governor Portfolio voted at a special meeting to be held no later than February 28, 2001 or other such date as the parties may agree.

            (f) That the Governor Portfolio shall have declared a distribution or distributions prior to the Closing Date which, together with all previous distributions, shall have the effect of distributing to its shareholders (i) all of its ordinary income and all of its capital gain net income, if any, for the period from the close of its last fiscal year to the close of business on the Closing Date, and (ii) any undistributed ordinary income and capital gain net income from any prior period. Capital gain net income has the meaning given such term by Section 1222(9) of the Code.

            (g) That prior to or at the Closing, the Governor Funds and the Trust shall receive an opinion from Stradley, Ronon, Stevens & Young LLP, special counsel to the Trust, to the effect that, provided the acquisition contemplated hereby is carried out in accordance with this Agreement and in accordance with customary representations provided by the Governor Funds and the Trust in certificates delivered to special counsel to the Trust:

                  (1) The acquisition by the Vision Portfolio of all of the
            assets and the assumption of the liabilities of the Governor Portfolio in exchange for the Vision Portfolio Class A shares will qualify as a reorganization within the meaning of Section 368(a)(1)(F) of the Code, and the Vision Portfolio and the Governor Portfolio will each be a "party to the reorganization" within the meaning of Section 368(b) of the Code;

                  (2) No gain or loss will be recognized by the Governor
            Portfolio upon the transfer of all of its assets to and the assumption of its liabilities by the Vision Portfolio in exchange solely for Class A shares of the Vision Portfolio pursuant to
            Section 361(a) and Section 357(a) of the Code;

                  (3) No gain or loss will be recognized by the Vision Portfolio upon the receipt by it of all of the assets and the assumption of the liabilities of the Governor Portfolio in exchange solely for Class A shares of the Vision Portfolio pursuant to Section 1032(a) of the Code;

                  (4) The basis of the assets of the Governor Portfolio received by the Vision Portfolio will be the same as the basis of such assets to the Governor Portfolio immediately prior to the exchange pursuant to Section 362(b) of the Code;

                  (5) The holding period of the assets of the Governor Portfolio received by the Vision Portfolio will include the period during which such assets were held by the Governor Portfolio pursuant to
            Section 1223(2) of the Code;

                  (6) No gain or loss will be recognized by the shareholders of the Governor Portfolio upon the exchange of their shares in the Governor Portfolio for Class A shares of the Vision Portfolio (including fractional shares to which they may be entitled) pursuant to Section 354(a) of the Code;

                  (7) The basis of the Vision Portfolio's Class A shares
            received by the Governor Portfolio shareholders (including fractional shares to which they may be entitled) will be the same as the basis of the shares of the Governor Portfolio exchanged therefor pursuant to Section 358(a)(1) of the Code;

                  (8) The holding period of the Vision Portfolio's Class A
            shares received by the Governor Portfolio's shareholders (including fractional shares to which they may be entitled) will include the holding period of the Governor Portfolio's shares surrendered in exchange therefor, provided that the Governor Portfolio shares were held as a capital asset on the date of the Reorganization pursuant to Section 1223(l) of the Code; and

                  (9) The Vision Portfolio will succeed to and take into account as of the date of the transfer (as defined in Section 1.381(b)-1(b) of the Treasury Regulations) the items of the Governor Portfolio described in Section 381(c) of the Code, subject to the conditions and limitations specified in Sections 381(b) and (c), 382, 383 and 384 of the Code, and the Treasury Regulations thereunder.

            (h) That the Trust shall have received an opinion in form and substance reasonably satisfactory to it from Drinker, Biddle & Reath LLP, counsel to the Governor Funds, to the effect that, subject in all respects to the effects of bankruptcy, insolvency, arrangement among creditors, moratorium, fraudulent transfer or conveyance, and other similar laws of general applicability relating to or affecting creditor's rights and to general equity principles:

                  (1) The Governor Funds was created as a business trust under the laws of the State of Delaware on September 3, 1998, and is validly existing and in good standing under the laws of the State of Delaware;

                  (2) The Governor Funds is authorized to issue an unlimited number of shares of beneficial interest, par value $0.0001. Assuming that the initial shares of beneficial interest of the Investor Shares of the Governor Portfolio were issued in accordance with the 1940 Act, and the Agreement and Declaration of Trust and By-Laws of the Governor Funds, and that all other such outstanding shares of the Governor Portfolio were sold, issued and paid for in accordance with the terms of the Governor Portfolio's prospectus in effect at the time of such sales, each such outstanding share is fully paid, non-assessable, and, except for any shares sold pursuant to the private offering exemption for purposes of raising initial capital, is fully transferable and has full voting rights;

                  (3) The Governor Funds is an open-end, investment company of the management type registered as such under the 1940 Act;

                  (4) Except as disclosed in the Governor Portfolio's currently effective prospectus, such counsel does not know of any material suit, action, or legal or administrative proceeding pending or threatened against the Governor Funds, the unfavorable outcome of which would materially and adversely affect the Governor Funds or the Governor Portfolio;

                  (5) To such counsel's knowledge, no consent, approval,
            authorization or order of any court, governmental authority or agency is required for the consummation by Governor Funds of the transactions contemplated by this Agreement, except such as have been obtained under the 1933 Act, the 1934 Act, the 1940 Act, and Delaware laws (including, in the case of each of the foregoing, the rules and regulations thereunder) and such as may be required under state securities laws;

                  (6) Neither the execution, delivery nor performance of this
            Agreement by the Governor Funds violates any provision of its Agreement and Declaration of Trust, its By-Laws, or the provisions of any agreement or other instrument, known to such counsel to which the Governor Funds is a party or by which the Governor Funds is otherwise bound; and

                  (7) This Agreement has been duly and validly authorized,
            executed and delivered by the Governor Funds and represents the legal, valid and binding obligation of the Governor Funds and is enforceable against Governor Funds in accordance with its terms.

            In giving the opinions set forth above, this counsel may state that it is relying on certificates of the officers of the Governor Funds with regard to matters of fact and certain certifications and written statements of governmental officials with respect to the good standing of the Governor Funds.

            (i) That the Governor Funds shall have received an opinion in form and substance reasonably satisfactory to it from Stradley, Ronon, Stevens & Young LLP, special counsel to the Trust, to the effect that, subject in all respects to the effects of bankruptcy, insolvency, arrangement among creditors, moratorium, fraudulent transfer or conveyance, and other similar laws of general applicability relating to or affecting creditor's rights and to general equity principles:

                  (1) The Trust was created as a business trust under the laws of the State of Delaware on August 11, 2000, and is validly existing and in good standing under the laws of the State of Delaware;

                  (2) The Trust is authorized to issue an unlimited number of shares of beneficial interest, without par value. Assuming that the initial Class A Shares of beneficial interest of the Vision Portfolio were issued in accordance with the 1940 Act and the Trust's Agreement and Declaration of Trust and By-laws, and that all other such outstanding shares of the Vision Portfolio were sold, issued and paid for in accordance with the terms of the Vision Portfolio's prospectus in effect at the time of such sales, each such outstanding share is fully paid, non-assessable, freely transferable and has full voting rights;

                  (3) The Trust is an open-end investment company of the management type registered as such under the 1940 Act;

                  (4) Except as disclosed in the Vision Portfolio's currently effective prospectus, such counsel does not know of any material suit, action, or legal or administrative proceeding pending or threatened against the Trust, the unfavorable outcome of which would materially and adversely affect the Trust or the Vision Portfolio;

                  (5) The shares of beneficial interest of the Vision Portfolio to be issued pursuant to the terms of this Agreement have been duly authorized and, when issued and delivered as provided in this Agreement, will have been validly issued and fully paid and will be non-assessable by the Trust or the Vision Portfolio, and to such counsel's knowledge, no shareholder has any preemptive right to subscription or purchase in respect thereof;

                  (6) To such counsel's knowledge, no consent, approval,
            authorization or order of any court, governmental authority or agency is required for the consummation by the Trust of the transactions contemplated by this Agreement, except such as have been obtained under the 1933 Act, the 1934 Act, the 1940 Act, and Delaware laws (including, in the case of each of the foregoing, the rules and regulations thereunder and such as may be required under state securities laws);

                  (7) Neither the execution, delivery nor performance of this
            Agreement by the Trust violates any provision of its Agreement and Declaration of Trust, its By-laws, or the provisions of any agreement or other instrument, known to such counsel to which the Trust is a party or by which the Trust is otherwise bound; and

                  (8) This Agreement has been duly and validly authorized,
            executed and delivered by the Trust and represents the legal, valid and binding obligation of the Trust and is enforceable against the Trust in accordance with its terms.

            In giving the opinions set forth above, this counsel may state that it is relying on certificates of the officers of the Trust with regard to matters of fact and certain certifications and written statements of governmental officials with respect to the good standing of the Trust.

            (j) That the Trust's Registration Statement with respect to the Class A Shares of beneficial interest of the Vision Portfolio to be delivered to the Governor Portfolio's shareholders in accordance with this Agreement shall have become effective, and no stop order suspending the effectiveness of the Registration Statement or any amendment or supplement thereto, shall have been issued prior to the Closing or shall be in effect at the Closing, and no proceedings for the issuance of such an order shall be pending or threatened on that date.

            (k) That the Class A Shares of beneficial interest of the Vision Portfolio to be delivered hereunder shall be eligible for sale by the Trust with each state commission or agency with which such eligibility is required in order to permit the shares lawfully to be delivered to each Governor Portfolio shareholder.

            (l) That at the Closing, the Governor Funds transfers to the Vision Portfolio aggregate Net Assets of the Governor Portfolio comprising at least 90% in fair market value of the total net assets and 70% in fair market value of the total gross assets recorded on the books of the Governor Portfolio on the Closing Date.

            (m) The Trust, the Governor Funds and Manufacturers and Traders Trust Company shall have received an order from the Commission exempting the transactions contemplated by the Plan of Reorganization from Section 17(a) of the 1940 Act.

            (n) The Trust and Governor Portfolio shall have received reasonable assurance that no claim for damages (liquidated or otherwise) will arise as a result of the termination of the Governor Portfolio's service contracts at the Closing.

            (o) As of the Closing Date, the Trustees and officers of the Governor Funds shall be covered by a trustee and officer liability insurance policy offering coverage substantially comparable to that provided to such Trustees and officers in such capacities by the Governor Funds as of the date hereof with respect to errors or omissions for their service as such on or prior to the Closing Date, such coverage to commence on the Closing Date and to terminate six years after the Closing Date. In addition, as of the Closing Date, Manufacturers and Traders Trust Company shall have agreed to provide or cause to be provided such waivers of fees payable by, and/or reimbursements of expenses of, the Vision Portfolio as set forth on Exhibit A hereto.

      10.   BROKERAGE FEES AND EXPENSES; OTHER AGREEMENTS

            (a) The Governor Funds and the Trust each represents and warrants to the other that there are no broker or finders' fees payable by it in connection with the transactions provided for herein.

            (b) The expenses of entering into and carrying out the provisions of this Agreement, whether or not consummated, shall be borne exclusively by Manufacturers and Traders Trust Company and not by the Trust or the Governor Funds.

            (c) Any other provision of this Agreement to the contrary notwithstanding, any liability of the Governor Funds under this Agreement with respect to any series of the Governor Funds, or in connection with the transactions contemplated herein with respect to any series of the Governor Funds, shall be discharged only out of the assets of that series of the Governor Funds, and no other series of the Governor Funds shall be liable with respect thereto.

      11.   TERMINATION; WAIVER; ORDER

            (a) Anything contained in this Agreement to the contrary notwithstanding, this Agreement may be terminated and the Plan of Reorganization abandoned at any time (whether before or after adoption thereof by the shareholders of the Governor Portfolio) prior to the Closing as follows:

     (1)  by mutual consent of the Governor Funds and the Trust in writing;

     (2) by the Trust if any condition precedent to its obligations set forth in Section 9 has not been fulfilled or waived by the Trust in writing; or

     (3) by the Governor Funds if any condition precedent to its obligations set forth in Section 9 has not been fulfilled or waived by the Governor Funds in writing.

            An election by the Governor Funds or the Trust to terminate this Agreement and to abandon the Plan of Reorganization shall be exercised, respectively, by the Board of Trustees of the Governor Funds or the Board of Trustees of the Trust.

            (b) If the transactions contemplated by this Agreement have not been consummated by March 31, 2001, this Agreement shall automatically terminate on that date, unless a later date is agreed to in writing by both the Governor Funds and the Trust.

            (c) In the event of termination of this Agreement pursuant to the provisions hereof, the same shall become void and have no further effect, and there shall not be any liability on the part of either the Governor Funds or the Trust or persons who are their trustees, officers, agents or shareholders in respect of this Agreement.

            (d) At any time prior to the Closing, any of the terms or conditions of this Agreement may be waived by either the Governor Funds or the Trust, respectively (whichever is entitled to the benefit thereof), by action taken by the Board of Trustees of the Governor Funds or the Board of Trustees of the Trust, if, in the judgment of the Board of Trustees of the Governor Funds or the Board of Trustees of the Trust (as the case may be), such action or waiver will not have a material adverse effect on the benefits intended under this Agreement to the holders of shares of the Governor Portfolio or the Vision Portfolio, on behalf of which such action is taken.

            (e) The respective representations, warranties and covenants contained in Sections 4-8 hereof shall expire with, and be terminated by, the consummation of the Plan of Reorganization.

            (f) If any order or orders of the Commission with respect to this Agreement shall be issued prior to the Closing and shall impose any terms or conditions which are determined by action of the Board of Trustees of the Governor Funds or the Board Trustees of the Trust to be acceptable, such terms and conditions shall be binding as if a part of this Agreement without further vote or approval of the shareholders of the Governor Portfolio, unless such further vote is required by applicable law or such terms and conditions shall result in a change in the method of computing the number of Class A Shares of beneficial interest of the Vision Portfolio to be issued to the Governor Portfolio in which event, unless such terms and conditions shall have been included in the proxy solicitation material furnished to the shareholders of the Governor Portfolio prior to the meeting at which the transactions contemplated by this Agreement shall have been approved, this Agreement shall not be consummated and shall terminate unless the Governor Funds shall promptly call a special meeting of shareholders of the Governor Portfolio at which such conditions so imposed shall be submitted for approval.

      12.   INDEMNIFICATION BY THE TRUST AND THE VISION PORTFOLIO
            -----------------------------------------------------

            The Trust and the Vision Portfolio hereby agree to indemnify and hold the Trustees of the Governor Funds (each an "Indemnified Party") harmless from all loss, liability and expenses (including reasonable counsel fees and expenses in connection with the contest of any claim) not covered by the insurance to be provided to the Trustees of the Governor Funds as described in the first sentence of Section 9(o) hereof, which any Indemnified Party may incur or sustain by reason of the fact that (i) any representations or warranties made by the Trust in Sections 5 or 6 hereof should prove false or erroneous in any material respect, (ii) any covenant has been breached by the Trust or the Vision Portfolio in any material respect, or (iii) any claim is made alleging that (a) the Combined Proxy Statement and Prospectus delivered to the shareholders of the Governor Portfolio in connection with this transaction or (b) the Registration Statement on Form N-14 of which such Combined Proxy Statement and Prospectus forms a part, included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such claim is based on written information furnished to the Trust by the Governor Funds, its investment adviser or distributor.

      13.   NOTICE OF CLAIM OF INDEMNIFICATION

            In the event that any claim is made against any Indemnified Party in respect of which indemnity may be sought by an Indemnified Party under Section 12 of this Agreement, the Indemnified Party seeking indemnification shall, with reasonable promptness and before payment of such claim, give written notice of such claim to the other party (the "Indemnifying Party"). If no objection as to the validity of the claim is made in writing to the Indemnified Party by the Indemnifying Party within thirty (30) days after giving notice hereunder, then, the Indemnified Party may pay such claim and shall be entitled to reimbursement therefor, pursuant to this Agreement. If, prior to the termination of such thirty-day period, objection in writing as to the validity of such claim is made to the Indemnified Party, the Indemnified Party shall withhold payment thereof until the validity of the claim is established (i) to the satisfaction of the Indemnifying Party, or (ii) by a final determination of a court of competent jurisdiction, whereupon the Indemnified Party may pay such claim and shall be entitled to reimbursement thereof, pursuant to this Agreement and Plan of Reorganization, or (iii) with respect to any Tax claims, within seven (7) calendar days following the earlier of (A) an agreement between the Governor Funds and the Trust that an indemnity amount is payable, (B) an assessment of a Tax by a taxing authority, or (C) a "determination" as defined in Section 1313(a) of the Code. For purposes of this Section 13, the term "assessment" shall have the same meaning as used in Chapter 63 of the Code and Treasury Regulations thereunder, or any comparable provision under the laws of the appropriate taxing authority. In the event of any objection by the Indemnifying Party, the Indemnifying Party shall promptly investigate the claim, and if it is not satisfied with the validity thereof, the Indemnifying Party shall conduct the defense against such claim. All costs and expenses incurred by the Indemnifying Party in connection with such investigation and defense of such claim shall be borne by it. These indemnification provisions are in addition to, and not in limitation of, any other rights the parties may have under applicable law.

      14.   FINAL TAX RETURNS AND FORMS 1099 OF THE GOVERNOR PORTFOLIO

            (a) After the Closing, the Governor Funds shall or shall cause its agents to prepare any federal, state or local Tax returns, including any Forms 1099, required to be filed by the Governor Funds with respect to the Governor Portfolio's final taxable year ending with its complete liquidation and for any prior periods or taxable years and shall further cause such Tax returns and Forms 1099 to be duly filed with the appropriate taxing authorities.

            (b) Notwithstanding the provisions of Section 1 hereof, any expenses incurred by the Governor Funds or the Governor Portfolio (other than for payment of Taxes) in connection with the preparation and filing of said Tax returns and Forms 1099 after the Closing, shall be borne by the Governor Portfolio to the extent such expenses have been or should have been accrued by the Governor Portfolio in the ordinary course without regard to the Plan of Reorganization contemplated by this Agreement; any excess expenses shall be borne by a third party other than the Trust or the Governor Funds or their respective series at the time such Tax returns and Forms 1099 are prepared.

      15.   COOPERATION AND EXCHANGE OF INFORMATION

      The Trust and the Governor Funds will provide each other and their respective representatives with such cooperation and information as either of them reasonably may request of the other in filing any Tax returns, amended return or claim for refund, determining a liability for Taxes or a right to a refund of Taxes or participating in or conducting any audit or other proceeding in respect of Taxes. Such cooperation and information shall include providing copies of relevant Tax returns or portions thereof, together with accompanying schedules and related work papers and documents relating to rulings or other determinations by taxing authorities. Each party shall make its employees and officers available on a mutually convenient basis to provide explanations of any documents or information provided hereunder to the extent, if any, that such party's employees are familiar with such documents or information. Each party or their respective agents will retain for a period of six (6) years following the Closing Date all returns, schedules and work papers and all material records or other documents relating to Tax matters of the Governor Portfolio and Vision Portfolio for its taxable period first ending after the Closing Date and for all prior taxable periods. Any information obtained under this Section 15 shall be kept confidential except as may be otherwise necessary in connection with the filing of returns or claims for refund.

      16.   ENTIRE AGREEMENT AND AMENDMENTS

            This Agreement embodies the entire Agreement between the parties and there are no agreements, understandings, restrictions, or warranties between the parties other than those set forth herein or herein provided for. This Agreement may be amended only by mutual consent of the parties in writing. Neither this Agreement nor any interest herein may be assigned without the prior written consent of the other party.

      17.   COUNTERPARTS

            This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts together shall constitute but one instrument.

      18.   NOTICES

            Any notice, report, or demand required or permitted by any provision of this Agreement shall be in writing and shall be deemed to have been given if delivered or mailed, first class postage prepaid, addressed to the Governor Funds at 3435 Stelzer Road, Columbus, Ohio 43218, Attention: Mick Grunewald, with copies to Michael P. Malloy, Drinker Biddle & Reath LLP, One Logan Square, 18th and Cherry Streets, Philadelphia, Pennsylvania 19103-6996, or to the Trust, at 5800 Corporate Drive, Pittsburgh, PA 15237-7010, Attention: Secretary, as the case may be.

      19.   GOVERNING LAW

            This Agreement shall be governed by and carried out in accordance with the internal laws of the State of Delaware.

      20.   EFFECT OF FACSIMILE SIGNATURE.
            -----------------------------

            A facsimile signature of an authorized officer of a party hereto on this Agreement and/or any transfer document shall have the same effect as if executed in the original by such officer.

            IN WITNESS WHEREOF, the Governor Funds and the Trust have each caused this Agreement and Plan of Reorganization to be executed on its behalf by its duly authorized officers, all as of the day and year first-above written.

                                    GOVERNOR FUNDS, ON BEHALF OF THE AGGRESSIVE
                                    GROWTH FUND SERIES

                                          /S/ A. JAMES DURICA
                                          ------------------------------------
                                          By:  A. JAMES DURICA
                                               -------------------------------
                                          Title:  PRESIDENT
                                                  ----------------------------


                                        VISION GROUP OF FUNDS, ON BEHALF OF THE
                                        VISION SMALL CAP STOCK FUND SERIES

                                          /S/ BETH S. BRODERICK
                                          ------------------------------------
                                          By:  BETH S. BRODERICK
                                               -------------------------------
                                          Title:  ASSISTANT TREASURER
                                                  ----------------------------


                                          MANUFACTURERS AND TRADERS

                                          TRUST COMPANY (ONLY WITH RESPECT
                                          TO THE COMMITMENT SET FORTH IN
                                          SECTION 10(B) AND 14(B))

                                          /S/ KENNETH THOMPSON
                                          ------------------------------------
                                          By:  KENNETH THOMPSON
                                               -------------------------------
                                          Title:  VICE PRESIDENT
                                                  ----------------------------



                                    EXHIBIT A

   For the one year period starting on the date of commencement of operations of the Vision Small Cap Stock Fund following the Reorganization, Manufacturers and Traders Trust Company has agreed to provide or cause to be provided the following waivers of fees:

                                                        BEFORE        AFTER
                                                          WAIVER        WAIVER

   Waiver of Shareholder Services Fee on Class A
   Shares                                                 0.25%         0.20%
   Waiver of Rule 12b-1 Distribution Fee on Class A
   Shares                                                 0.25%         0.00%